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                                                             EXHIBIT NO. 99.1(d)

                               MFS SERIES TRUST V

                           CERTIFICATION OF AMENDMENT
                             TO DECLARATION OF TRUST

                             REDESIGNATION OF SERIES


         Pursuant to Section 9.3 of the Amended and Restated Declaration of Trust dated January 1, 2002, as amended (the "Declaration"), of MFS Series Trust V (the "Trust"), the Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

1. The series designated as MFS International Value Fund shall be redesignated as MFS International Strategic Value Fund.

         Pursuant to Section 6.9(i) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.


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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this redesignation of series this 27th day of September, 2002.

JOHN W. BALLEN                            KEVIN R. PARKE
-----------------------------             -----------------------------
John W. Ballen                            Kevin R. Parke
8 Orchard Road                            33 Liberty Street
Southborough MA  01772                    Concord MA  01742


LAWRENCE H. COHN                          LAWRENCE T. PERERA
-----------------------------             -----------------------------
Lawrence H. Cohn                          Lawrence T. Perera
45 Singletree Road                        18 Marlborough Street
Chestnut Hill MA  02467                   Boston MA  02116


SIR J. DAVID GIBBONS                      WILLIAM J. POORVU
-----------------------------             -----------------------------
Sir J. David Gibbons                      William J. Poorvu
"Leeward"                                 975 Memorial Drive  Apt. 710
5 Leeside Drive                           Cambridge MA  02138
"Point Shares"
Pembroke,  Bermuda  HM  05

                                          JEFFREY L. SHAMES
WILLIAM R. GUTOW                          -----------------------------
-----------------------------             Jeffrey L. Shames
William R. Gutow                          38 Lake Avenue
3 Rue Dulac                               Newton MA  02459
Dallas TX  75230

                                          J. DALE SHERRATT
J. ATWOOD IVES                            -----------------------------
-----------------------------             J. Dale Sherratt
J. Atwood Ives                            86 Farm Road
17 West Cedar Street                      Sherborn MA  01770
Boston MA  02108

                                          ELAINE R. SMITH
ABBY M. O'NEILL                           -----------------------------
-----------------------------             Elaine R. Smith
Abby M. O'Neill                           75 Scotch Pine Road
200 Sunset Road                           Weston MA  02493
Oyster Bay NY  11771
                                          WARD SMITH
                                          -----------------------------
                                          Ward Smith
                                          36080 Shaker Blvd.
                                          Hunting Valley OH  44022